Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

We, Stephen R. Crowder and Daniel F. Graham, President and Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)
Amendment No. 1 on Form 10-K/A (the “Amendment”) to the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 of Decorize, Inc. (together with the Amendment, the “Report”) which this statement accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

October 28, 2008

/s/ Stephen R. Crowder
Stephen R. Crowder
President and Chief Executive Officer

/s/ Daniel F. Graham
Daniel F. Graham
Chief Financial Officer

[A signed original of this written statement has been provided to and will be retained by the Company and furnished to the SEC or its staff upon request.]